EXHIBIT 99.1

Louisiana Bancorp, Inc. Announces Stock Repurchase Program

METAIRIE, La., Feb. 23, 2011 (GLOBE NEWSWIRE) -- Louisiana Bancorp, Inc. (the "Company") (Nasdaq:LABC), the holding company for Bank of New Orleans (the "Bank"), announced today that it has approved the purchase of 5%, or 180,797 shares, of its outstanding common stock, subject to the completion of the Company's previously announced eleventh repurchase program. These shares may be acquired in the open market or privately negotiated transactions, as and when deemed appropriate by management over the next six months. There are currently 7,417 shares remaining to be repurchased under the Company's on-going eleventh repurchase program.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors ‑ many of which are beyond our control ‑ could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

CONTACT: Lawrence J. LeBon, III,
         Chairman, President &
         Chief Executive Officer
         or
         John LeBlanc,
         SVP & Chief Financial Officer
         Telephone: (504) 834-1190